UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
200 Village Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Chief Executive Officer

On March 14, 2023, Warren H. Haruki notified Maui Land & Pineapple Company, Inc., a Delaware corporation (the “Company”), that he will be resigning as the Chief Executive Officer of the Company and as a member and chairperson of the board of directors of the Company (the “Board”), to be effective on March 31, 2023. Mr. Haruki’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies, practices or otherwise known to any executive officer of the Company. In connection with Mr. Haruki’s resignation, the Company and Mr. Haruki entered into a separation agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, the Company will pay Mr. Haruki his monthly base salary for 24 months following his resignation date and all unvested stock grants previously made to Mr. Haruki, which totals 66,338 shares, will fully vest on March 31, 2023.

Appointment of Chief Executive Officer

On March 14, 2023, the Company appointed Race Randle as Chief Executive Officer, effective April 1, 2023. Mr. Randle will also serve as the Company’s principal executive officer.

Race Randle, age 41, currently serves as an Executive Vice President of Lendlease, a publicly traded, global real estate company. He has also served on the Hawaii advisory board for The Trust for Public Land since 2017. From December 2012 to March 2021, Mr. Randle served various roles, including Senior Vice President, for The Howard Hughes Corporation, a publicly traded real estate development and management company, where he played a pivotal role in redeveloping Ward Village in Honolulu, Hawaii. Mr. Randle received a Master of Business Administration and Bachelor of Science in Civil Engineering from California Polytechnic University, San Luis Obispo.

In connection with Mr. Randle’s appointment as Chief Executive Officer, Mr. Randle entered into an employment agreement with the Company (the “Employment Agreement”), effective March 15, 2023. Pursuant to the terms of the Employment Agreement, Mr. Randle will receive an annual base salary of $500,000, a signing bonus of $150,000 and a relocation allowance of up to $100,000. Additionally, beginning in 2024, Mr. Randle will be eligible to receive (i) an annual fully vested award of restricted stock pursuant to the Company’s 2017 Equity and Incentive Award Plan (the “2017 Plan”), having a value between 60% to 90% of his then current base salary, provided he achieves certain predetermined performance measurements and thresholds (the “Annual Bonus”), and (ii) an annual award of restricted stock under the 2017 Plan, as determined by the Board, having a value of 75% of his then current base salary, which will vest over 12 calendar quarters.

If Mr. Randle’s employment is terminated by the Company without cause, as defined in the Company’s 2017 Executive Severance Plan, the Company shall (i) pay to Mr. Randle an amount equal to his monthly base salary for the subsequent 24 months at the rate in effect as of the time of termination, (ii) pay to Mr. Randle in equal payments over the subsequent 24 months, in cash, an amount equal to two times the Annual Bonus paid in the immediately prior annual period, and (iii) continue Mr. Randle’s health insurance benefits for a period of 24 months following the effective date of termination. Similar severance benefits are payable to Mr. Randle upon termination by the Company within 24 months following a change of control, as defined in the 2017 Plan, of the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Employment Agreement, attached as an exhibit to the Company’s Form 10-K, which shall be filed on or around March 31, 2023.

Mr. Randle has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Randle and any other person pursuant to which Mr. Randle was appointed as an executive officer. Additionally, there are no transactions involving Mr. Randle that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Director

On March 14, 2023, the Board approved the appointment of R. Scot Sellers, age 66, to serve as a director on the Board and chairperson of the Board, effective as of April 1, 2023, with a term that expires at the annual meeting of stockholders of the Company to be held on May 16, 2023, or until his earlier resignation or removal. The Board has approved Mr. Sellers’ appointments to the Audit Committee and the Compensation Committee. The Board has affirmatively determined that Mr. Sellers qualifies as an “independent director” under the NYSE Rules.

Mr. Sellers brings to the Board the expertise of a 40-year career in the real estate industry. From January 1997 until February 2013, Mr. Sellers served as the Chief Executive Officer of Archstone, one of the world’s largest apartment companies. He also served as Archstone’s Chief Investment Officer from 1995 until January 1997. Mr. Sellers has served on the board of The Irvine Company, a private company focused on real estate development, and Milhaus LLC, a private company focused on mixed-use development, construction and property management, since 2018 and 2010, respectively. He has also served on the board of Inspirato LLC, a publicly traded hospitality company, since February 2022 and the board of Howard Hughes Corporation, a publicly traded real estate development and management company focused on commercial, residential and mixed-use real-estate, since November 2010. From June 2013 to November 2020, Mr. Sellers served on the international board of Habitat for Humanity and served as the chairman of the National Association of Real Estate Investment Trusts from November 2005 until November 2006. He received a Master of Business Administration from Stanford University and a Bachelor of Science in biochemistry from Lewis and Clark College. Mr. Sellers’ extensive expertise in the real-estate industry and his experience as a director on other boards will make him a valuable resource to the Company.

In connection with Mr. Sellers’ appointment to the Board and his role as chairperson of the Board, he will receive an annual base salary of $250,000, 75% of which will be paid in stock and 25% of which will be paid in cash. In addition, he has been awarded an option to purchase 400,000 shares of Common Stock under the terms of the 2017 Plan, which will vest in three equal installments on June 1, 2024, June 1, 2025 and June 1, 2026, respectively.

Other than the aforementioned items, there are no arrangements or understandings between Mr. Sellers and any other person pursuant to which Mr. Sellers was elected as a director. There are no family relationships between Mr. Sellers and any director or executive officer of the Company, and Mr. Sellers has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 REGULATION FD REGULATION.

On March 20, 2023, the Company issued a press release announcing the transition of Mr. Haruki and the appointment of Mr. Randle as Chief Executive Officer, as described above. A copy of the press release is furnished as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K (this “Report”), including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated March 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: March 20, 2023	By:	/s/ Wade K. Kodama
	Name:	Wade K. Kodama
	Title:	Chief Financial Officer